UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Accolade, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Accolade, Inc., a Delaware corporation (the “Company”) by Transcarent, Inc., a Delaware corporation (“Parent”), pursuant to the terms of an Agreement and Plan of Merger, dated January 8, 2025, by and among the Company, Parent and Acorn Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent. The communications below were first used or made available on January 8, 2025.

Employee Town Hall Transcript

Rajeev Singh:

Thanks everybody. Thanks for being here. Thanks to all the all those watching on video from wherever you might be. It's actually, it's an it's an exciting day. It's a crazy day a lot of big news that no doubt surprised you this morning when you woke up and and you saw the email from me. And then you got all the texts from your friends asking what all this means.

I got the same text. I 1st responded to my mom and dad. They were the 1st people I responded to. But I'm sure you guys have your own questions and some things you want to respond to your friends about.

So I'm gonna do a little background. First, I'm gonna do a little background and then we'll get into the questions that you have, and I promise we'll get to them quickly, because we only have a half an hour together. I've got. I think you guys all know me. I very rarely have prepared notes, but today is important, and I want to make sure I don't miss anything. So let's start with philosophy. Guys, let's start with philosophy, because ultimately we have to build a framework for how we make decisions. And that framework has to be intellectually consistent.

And so here's the framework.

When we started when I started here 9 years ago, you could recognize it's a 4 trillion dollar ecosystem. There's a bunch of entrenched interest in the ecosystem. We don't want it to change. We all know that we all work in the ecosystem every single day.

And so we said right at the outset that we're gonna change like we're gonna break down silos.

And we're gonna create a collaborative open infrastructure. Why? Because we acknowledge healthcare is a team sport.

And if you're gonna fix a 4 trillion dollar ecosystem, no one company will do it alone.

And if that's true, we started with the philosophy from a technology perspective, open platform people can integrate.

Then we went out and found partners in disease, you know, in in different condition management in different areas, saying, Hey, we're not going to try to solve that problem because we no single company can solve all problems. We're going to work with you to solve that problem

We've known from the beginning. Collaboration is required to fix health care in this country.

And so today is a moment of collaboration. The end of the day. We're deciding to combine our companies. We're combined Transcarent and Accolade. That's the announcement you read this morning, and that combination of the 2 businesses makes a ton of sense. It makes a ton of sense 1st for both companies.

Because our products well, actually, not 1st product strategy is not first, because our cultures are aligned because people in both of these businesses started to these businesses because they wanted to work on a business that would actually make healthcare better.

Guys, I think you all know this, like, nobody goes to work in an early stage or a mid stage healthcare services Startup or early stage 500 million of reps company without some sense of mission and mission orientation, you could go work at united healthcare or work at a big company. If you if if you didn't want to disrupt the status quo we want to. And so do they.

That cultural alignment was really important throughout this entire process.

Second, is that our products are complementary.

You know, we, the advocacy services that we deliver the expert medical opinion services. We deliver the virtual primary care services that we deliver are complementary to the work that they're doing around centers of excellence around pharmacy management, around weight management.

Those 2 things, coupled with the fact that we thought that this was a scalable place for us to go build in the future

And to do so independent of it would, and allow us the capacity to continue to disrupt.

Were the 3 big reasons in my mind why this became the right decision for us.

And so logical questions you might ask.

And hopefully, somebody is over back there like you, Kelsey, for example, following the script and making sure I don't go so far off, you can just come up and tackle me if I'm too far off script.

Why would you do this? If you're Transcarent, you would do it because 1st you I I want I need people who have, who can take care of all these customers and take care of all this technology and take care of all the work that we're doing to build a brand new market advocacy didn't exist before you guys.

The second is a product strategy. That complementary. As I just mentioned those 2 things coupled with the idea like a bunch of new teammates collaborating to go solve a problem is why Transcarent, does it? I've already. I've already sort of shared with you. Why, accolade would do this.

And so now let's get to the to the nitty gritty.

What happens now.

Well, let me just see, let me just find out what happens now

The critical part of the story is, we're a public company.

So a deal like this signs, but it's not closed. It closes when the Federal Trade Commission and the Department of Justice collaboratively say, we don't think there's antitrust issues associated with the deal along with a group of other closing conditions that are relatively customary. How long will that take? It's a variable, we don't know, but I think it's reasonable to assume it'll take about 90 days

In that 90 days between today and close, nothing changes. We gotta keep doing our work. The product strategy doesn't change. The old corporate strategy doesn't change the initiatives in front of us don't change and the pace doesn't change. We only know one pace.

And we should keep running at that pace fast in that time period.

In that 90 days, ish, there'll be opportunities for us to meet with the Transcarent team, including their founder, who I'll tell you about in just a second.

To meet with the Transcarent team to talk about integration.

And I think what we'll find is that there's extraordinary opportunity for a huge swath of this population to go. Not only do the work you're currently doing, but also to take on potentially incremental challenges in the future. The opportunities grow with a company now with an even healthier balance sheet, with an even healthier valuation with an even healthier opportunity to go go and disrupt, and so that all of that work will happen over the course of the next 90 days.

As we start to meet the team. Let me tell you a little bit about Glen. I've had a chance to get to know Glenn. I've known Glenn for about 5 years. When I actually 9 years when we first, st when I 1st started here, Livongo was one of our 1st partners, Glenn was the founder of a company called Livongo Livongo, sold to Teladoc back in 2021, and the company sold for 18 billion dollars to Teladoc in 2,021

And I give you that number, not because the number will impress you, but to say, like a guy like Glen didn't have to go back to work to go build another company.

He started Transcarent because he wants to fix healthcare just like we do.

And so you'll get a chance to meet him over the course of the days and weeks ahead. But I think you'll find he shares our our sensibility around what it takes the collaboration required to actually go build something.

I think.

Yeah, I hit most of it.

I know, you have a lot more questions like, what happens to your or what like is there gonna be any sort of integration happening?

For the next 90 days? Not a thing changes in between.

Then I promise you there's more answers to your questions coming as we get to know the Transcarent team and get to know what projects they're working on and the projects we're working on. And that work is gonna happen as fast as we can make it happen.

Now here comes the uncomfortable part cause it's totally unlike me, and it's not at all my style.

But we're not gonna be taking any questions today. I'll explain why.

As noted in the FAQ document that we sent out. We've set up an email box where you can send your questions so we can consolidate the answers to your questions and then get answers back out to the whole part, to everybody. This is obvious. This is super hard for me. But the transaction like this is highly scrutinized by lawyers and regulators. Everything. We're everything we're recording today goes into the public filings.

So I should not say something stupid today. You've noticed I've I've not cursed at all, so so the Regulators won't be offended.

I promise you this one if you hit me via slack. If you hit me via email, I'm gonna be right where I was before. Happy to answer your questions. If you're in the office and you see me? You see my little corner down there and you see me over there.

If if I'm watching basketball, leave me alone, but otherwise I'm ready to answer any questions you might have. I'm not going anywhere. I wanna I wanna hear your questions. I want to talk to you about what's what's going on, and we'll have an opportunity to get deeper, I swear to you. And so in the meantime, I'm asking you really 2 big things, 2, pop.

All these, you know, surprises can be can be good and bad.

I'd like to. I'd like you to open your heart to this prize and say, like, I'm gonna take a neutral stance and and really evaluate what the opportunity is and evaluate it with an open heart and an open mind.

Open heart. Open mind. Those are the only 2 things I ask you.

So as we go do the work. Of course you're gonna have questions about what it means for you and your team, and we gotta answer those questions. But approach that with a perspective of hope, a perspective of openness and a perspective of a desire to keep doing what we're doing.

Guys like this choice for me was really made around. Do we have an opportunity to keep trying to fix a system that fails people every day.

And if it could be, if it gave us a better opportunity to make that happen then it was a good alternative for me.

I appreciate you more than you know. And you know where to find me.

Thanks, guys.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Accolade, Inc. (the “Company”) by Transcarent, Inc. (“Parent”) pursuant to the Agreement and Plan of Merger, dated as of January 8, 2025, by and among the Company, Parent and Acorn Merger Sub, Inc. The Company intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a special meeting of stockholders to be held in connection with the proposed transaction. After filing the definitive proxy statement (the “Proxy Statement”) with the SEC, the Company will mail the Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the proposed transaction. The Proxy Statement will contain important information about the proposed transaction and related matters.  Before making any voting or investment decision, investors and security holders of the Company are urged to carefully read the entire Proxy Statement (including any amendments or supplements thereto) and any other documents relating the proposed transaction that the Company will file with the SEC or incorporated by reference when they become available because such documents will contain important information regarding the proposed transaction.

Investors and security holders of the Company may obtain a free copy of the preliminary and definitive versions of the proxy statement once filed, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by going to the Company’s Investor Relations page on its website (https://ir.accolade.com/) and clicking on the link titled “SEC Filings”.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on April 26, 2024, and the Company’s proxy statement on Schedule 14A filed with the SEC on June 21, 2024 (the “Annual Meeting Proxy Statement”).  Please refer to the sections captioned “Security Ownership of Certain Beneficial Owners and Management,” “Director Compensation,” and “Executive Compensation” in the Annual Meeting Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in the Proxy Statement.  Copies of these documents may be obtained, free of charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “intend,” “maintain,” “might,” “likely,” “potential,” “predict,” “target,” “should,” “would,” “could” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the proposed transaction with Parent. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction, result in the imposition of conditions that could reduce the anticipated benefits of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to the anticipated benefits of the proposed transaction or other commercial opportunities not being fully realized or taking longer to realize than expected; the competitive ability and position of the combined company; risks related to uncertainty surrounding the proposed transaction and disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that either business may be adversely affected by other economic, business and/or competitive factors; the risk that restrictions during the pendency of the proposed transaction may impact either company’s ability to pursue certain business opportunities or strategic transactions; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; and risk related to general market, political, economic and business conditions.

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Company’s Annual Report on Form 10‑K for the fiscal year ended February 29, 2024, Quarterly Reports on Form 10‑Q, Current Reports on Form 8‑K, the Proxy Statement and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website (https://ir.accolade.com/) or on the SEC’s website (https://www.sec.gov). If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.